As filed with the Securities and Exchange Commission on June 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EyeGate Pharmaceuticals, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	2834	98-0443284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

271 Waverley Oaks Road, Suite 108, Waltham, MA 02452

(781) 788-9043

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Stephen From
President and Chief Executive Officer
EyeGate Pharmaceuticals, Inc.
271 Waverley Oaks Road, Suite 108, Waltham, MA 02452

(781) 788-9043

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen D. Brook, Esq. Robert A. Petitt, Esq. Burns & Levinson LLP 125 Summer Street Boston, MA 02110 (617) 345-3000	Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-217418

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company .. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share (2)	$1,164,059	—
Series B Convertible Preferred Stock, par value $0.01 per share (2)	$388,395	—
Common Stock issuable upon conversion of Preferred Stock (2)	—	—
Warrants to purchase Common Stock (2)	$10,420	—
Common Stock issuable upon exercise of Warrants (2)	$1,562,874	—

Total	$3,125,748	$363	(3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act based on an estimate of the proposed maximum aggregate offering price at the statutory rate of $115.90 per $1,000,000 of securities registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-217418), which was declared effective by the Commission on June 8, 2017, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $3,125,748. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 8th day of June, 2017.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen From	President, Chief Executive Officer and Director	June 8, 2017
Stephen From	(principal executive officer)

/s/ Sarah Romano	Interim Chief Financial Officer	June 8, 2017
Sarah Romano	(principal financial and accounting officer)

*	Director	June 8, 2017
Paul Chaney

*	Director	June 8, 2017
Morton Goldberg

*	Director	June 8, 2017
Praveen Tyle

*	Director	June 8, 2017
Thomas Balland

*	Director	June 8, 2017
Thomas E. Hancock

*	Director	June 8, 2017
Bernard Malfroy-Camine

*By:	/s/ Stephen From
Stephen From
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1*	Opinion of Burns & Levinson LLP.
23.1*	Consent of EisnerAmper LLP.
23.2*	Consent of Burns & Levinson LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-1 (File No. 333-217418), filed with the SEC on April 21, 2017).

*	Filed herewith.